As filed with the Securities and Exchange Commission on July 24, 2000.

Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________

HYPERTENSION DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1618036 (I.R.S. Employer Identification No.)

2915 Waters Road, Suite 108
Eagan, Minnesota 55121-1562
(Address of Principal Executive Offices and Zip Code)
____________________________

HYPERTENSION DIAGNOSTICS, INC.
1995 LONG-TERM INCENTIVE AND STOCK OPTION PLAN
and
HYPERTENSION DIAGNOSTICS, INC.
1998 STOCK OPTION PLAN

(Full title of the Plans)
____________________________

Greg H. Guettler
President
Hypertension Diagnostics, Inc.
2915 Waters Road, Suite 108
Eagan, Minnesota 55121-1562
(651) 687-9999
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Girard P. Miller, Esq.
Lindquist & Vennum P.L.L.P.
4200 IDS Center
80 South 8th Street
Minneapolis, Minnesota 55402
Telephone: (612) 371-3211
Facsimile: (612) 371-3207
____________________________

CALCULATION OF REGISTRATION FEE

	Proposed	Proposed
Title of	Maximum	Maximum
Securities	Amount	Offering	Aggregate
to be	to be	Price	Offering	Registration
Registered	Registered	Per Share(1)	Price(1)	Fee

Common Stock,	1,150,000 shares (2)	$ 6.84	$ 7,866,000	$ 2,076.62

$.01 par value

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the closing bid and asked prices of the Company’s Common Stock on July 19, 2000 as reported on The Nasdaq SmallCap Market.

(2)	Includes 400,000 shares offered pursuant to the 1995 Long-Term Incentive and Stock Option Plan (the “1995 Plan”), and 750,000 shares offered pursuant to the 1998 Stock Option Plan (the “1998 Plan”).

SIGNATURES
1995 Long-Term Incentive and Stock Option Plan
1998 Stock Option Plan
Opinion and consent of Lindquist & Vennum P.L.L.P
Consent of Ernst & Young LLP

PART I

      Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

PART II

Item 3. Incorporation of Documents by Reference.

      The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

      1. The Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999;

      2. The Company’s Quarterly Reports on Form 10-QSB for the quarters ended September 30, 1999, December 31, 1999 and March 31, 2000;

      3. The Company’s 1999 Definitive Proxy Statement on Schedule 14A;

      4. The Company’s Current Report on Form 8-K filed with the SEC to report the resignation, effective April 21, 2000, of Dennis L. Sellke as a director of the Company; and

      5. The Company’s Post-Effective Amendment No. 1 to its Registration Statement on Form SB-2.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

      The Company’s Bylaws provide that the Company indemnify its officers, directors and employees in accordance with, and to the fullest extent permitted by, Minnesota law.

      Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Minnesota Statutes, Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys’ fees) incurred by a person in advance of the final disposition of a proceeding in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      Exhibit

4.1	Hypertension Diagnostics, Inc. 1995 Long-Term Incentive and Stock Option Plan.

4.2	Hypertension Diagnostics, Inc. 1998 Stock Option Plan.

5.1	Opinion and consent of Lindquist & Vennum P.L.L.P.

23.1	Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, independent auditors of Hypertension Diagnostics, Inc.

24.1	Power of Attorney (included on signature page)

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, State of Minnesota, on July 24, 2000.

HYPERTENSION DIAGNOSTICS, INC.

By /s/ Greg H. Guettler Greg H. Guettler, President (Principal executive officer)

POWER OF ATTORNEY

      The undersigned officers and/or directors of Hypertension Diagnostics, Inc. hereby constitute and appoint James S. Murphy and Greg H. Guettler, or either of them, with power to act one without the other, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 24 day of July 2000, by the following persons in the capacities indicated.

Signature	Title

/s/ Kenneth W. Brimmer Kenneth W. Brimmer	Chairman of the Board of Directors

/s/ Greg H. Guettler Greg H. Guettler	President and Director (Principal executive officer)

/s/ Charles F. Chesney Charles F. Chesney, D.V.M., Ph.D., R.A.C	Executive Vice President,Chief Technology Officer, Secretary and Director

/s/ James S. Murphy James S. Murphy	Senior Vice President, Finance and Administration, and Chief Financial Officer (Principal financial officer)

/s/ Jay N. Cohn Jay N. Cohn, M.D.	Director

/s/ Melville R. Bois Melville R. Bois	Director

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